UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2008

Synovics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22011	86-0760991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5360 Northwest 35th Avenue, Ft. Lauderdale, FL	33309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 486-4590

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

As previously reported in Current Report on Form 8-K dated May 15, 2008, the Registrant completed an initial closing of a Series C Preferred Stock offering (the “Series C Offering”). On August 22, 2008, the Registrant completed an additional closing of its Series C Offering whereby in consideration for $1 million, it sold to Svizera Holdings BV (“Svizera”) 2,000 shares of Series C Convertible Redeemable Preferred Stock (“Series C Preferred Stock”), together with detachable warrants (the “Warrants”) to acquire an aggregate of 1,000,000 shares of its common stock.

The Series C Preferred stock is convertible into shares of the Registrant’s common stock at an initial rate of 1,000 shares of common stock for each share of Series C Preferred Stock subject to adjustment pursuant to the Certificate of Designations, Preferences and Rights of Series C Convertible Redeemable Preferred Stock and votes on an as-converted basis together with the Registrant’s common stock and any class of preferred stock entitled to vote with the Registrant’s common stock at any annual or special meeting of the Registrant. The Warrants are exercisable for a period of five years from the date of grant at an initial exercise price of $0.75 per share, subject to adjustment for, among other things, stock splits, stock dividends, distributions, reclassifications and sales below the exercise price. The shares of common stock issuable upon exercise of the Warrants will be registrable under the Registration Rights Agreement between the purchasers of Series C Preferred Stock and the Registrant. The proceeds from this additional closing are being used to retire indebtedness.

Svizera is a wholly-owned subsidiary of Maneesh Pharmaceuticals Ltd (“Maneesh”). Maneesh is controlled by Vinay Sapte and his brother Maneesh Sapte, and together with Jyotindra Gange are each designees of Maneesh on the Registrant’s five-member board. Svizera is the lead investor in the Series C Offering which, together with the above-referenced $1 million, invested an aggregate of $7 million in the Series C Offering (including the “roll-over” of a 2008 Bridge Note in the principal amount of $1 million). As a result of this closing, Maneesh beneficially owns 27,904,700 shares of the Registrant’s common stock.

The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.

THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE. ANY SECURITIES SOLD IN CONNECTION WITH THE SERIES C OFFERING WILL NOT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

Item 9.01.	Financial Statements and Exhibits
(a) Not applicable.

(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits
	10.1	Form of Subscription Agreement*
	10.2	Form of Registration Rights Agreement*
	10.3	Form of Warrant*

* To be filed by amendment to Current Report on Form 8-K on May 15, 2008 and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2008

SYNOVICS PHARMACEUTICALS, INC.

By: /s/ Jyotindra Gange
Name:	Jyotindra Gange
Title:	Principal Executive Officer